EXHIBIT 99.2

Birchtech Begins Trading Under New Stock Symbol [BCHT] in the U.S. and Canada,

Special Shareholder Webinar Announced Addressing Corporate Rebrand

CORSICANA, Texas (October 17, 2024, 8:07 a.m. ET) – Birchtech Corp. (TSXV:BCHT, OTCQB:BCHT) (“Birchtech” or the “Company”), a leading environmental technologies firm, today announced the commencement of trading on both the OTCQB in the U.S. and the TSX-V in Canada under its new stock symbol, [BCHT] beginning October 17, 2024. The Company, previously known as Midwest Energy Emissions Corp., will no longer trade under its previous stock symbol, [MEEC].

On Tuesday, October 15, 2024, the Company announced the change in its corporate name from Midwest Energy Emissions Corp. to Birchtech Corp. and new stock symbol [BCHT] to better represent the Company’s corporate mission and diversification. A special webinar for shareholders and others will be held on Tuesday, October 22, 2024, at 11:30 a.m. ET specifically focused on addressing the Company’s strategic vision and reason for the recent rebrand of the corporate entity to Birchtech.

Who:	Richard MacPherson, Chief Executive Officer, Birchtech
Dennis Baranik, National Director of Sales, Birchtech
Dr. David Mazyck, WE2C Environmental Division Director

What:	Birchtech invites its shareholders and the investor market to a special webinar discussing the strategic vision behind the new Birchtech corporate name. Company leaders will provide an overview of how the rebrand aligns with the Company’s long-term vision and growth strategies, along with its potential impact on shareholder value.

When:	Tuesday, October 22, 2024, 11:30 a.m. ET

Why:	This webinar will offer shareholders an exclusive look at the Company’s new brand, Birchtech, which is applying its legacy industry and R&D expertise from technologies in clean air to developing affordably, highly effective and sustainable solutions for clean water. Birchtech is poised to capitalize on market trends as an industry leading end-to-end provider in PFAS clean water technology solutions.

Where:	The webinar will be held via live webcast.

•	Participant Listening: Zoom Audio (Or: 1-877-407-0779 or 1-201-389-0914)
•	Zoom Registration Link: https://incommconferencing.zoom.us/webinar/register/WN_Pcp-69dNTU2jl-lJojFy4g
•	Replay: The replay will be accessible from the Birchtech Investor website at www.ir.birchtech.com and can also be viewed through the webinar webcast link below for 30 days following the webinar from approximately 12:00 PM ET on October 23, 2024, through December 31, 2024.
•	Replay Link: https://viavid.webcasts.com/starthere.jsp?ei=1692616&tp_key=7fb262423d

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About Birchtech Corp.

Birchtech Corp. (TSXV:BCHT, OTCQB:BCHT), formerly Midwest Energy Emissions Corp. (TSXV:MEEC, OTCQB:MEEC), is an environmental technology firm that promotes cleaner water and air with highly effective, affordable, and sustainable business solutions. Birchtech’s separate operating divisions each offer innovative, efficient technologies addressing critical industry concerns. With over 40 patents, the Company’s ME2C Environmental division has provided patented SEA® sorbent technologies for mercury emissions capture to the coal-fired utility sector since 2008. WE2C Environmental is focused on developing new, disruptive technologies for PFAS/PFOS removal from potable (drinking) water. New and innovative water purification technologies are under development and expected to meet the growing demand for sustainable water solutions worldwide. Learn more at http://www.birchtech.com.

Safe Harbor Statement

With the exception of historical information contained in this press release, content herein may contain "forward-looking statements" that are made pursuant to the Safe Harbor Provisions of the U.S. Private Securities Litigation Reform Act of 1995 or forward-looking information under applicable Canadian securities laws (collectively, "forward-looking statements"). Forward-looking statements are generally identified by using words such as "anticipate," "believe," "plan," "expect," "intend," "will," and similar expressions, but these words are not the exclusive means of identifying forward-looking statements. Forward-looking statements in this release include statements relating to the change of the corporate name and stock symbol, and expected developments and growth in Birchtech’s business. These statements are based on management’s current expectations and are subject to uncertainty and changes in circumstances. Investors are cautioned that forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from the statements made. In addition, this release contains time-sensitive information that reflects management’s best analysis only as of the date of this release. Birchtech does not undertake any obligation to publicly update or revise any forward-looking statements to reflect future events, information or circumstances that arise after the date of this release. Further information concerning issues that could materially affect financial performance or other forward-looking statements contained in this release can be found in Birchtech’s periodic filings with the Securities and Exchange Commission or Canadian securities regulators.

Neither TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

Media Inquiries:

Sandi Scott

Tunheim

Direct: 651-208-4582

sscott@tunheim.com

Investor Relations:

ir@birchtech.com

ir@me2cenvironmental.com

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